ZOO

Zoo Entertainment, Inc. | 770 Broadway | Suite 210, 2nd Floor | New York, NY 10003 | 646.495.6399

August 31, 2009

Mr. David Rosenbaum
9435 Shawnee Run Road
Cincinnati, OH 45243

Dear David:

In connection with your guarantee of that certain financing dated April 6, 2009 between Wells Fargo bank and Zoo Publishing Inc., a wholly owned subsidiary of Zoo Entertainment, Inc. ("**Zoo**"), Zoo and you entered into a letter agreement dated May 12, 2009 (the "**Letter Agreement**") which compensated you for the guarantee. This will confirm that you now have personally executed and delivered an additional personal guaranty (the "**S2G Guaranty**"), attached hereto, in connection with that certain Advance Agreement, dated as of August 31, 2009, by and among Zoo, Solutions 2 Go, Inc. and Solutions 2 Go, LLC (the "**Advance Agreement**"). In consideration of you providing the S2G Guaranty, the Letter Agreement is hereby amended such that the references to the "Loan" and the "Guaranty" set forth in the Letter Agreement shall be deemed to include, in the case of the word "Loan" the advance to Zoo made under the Advance Agreement and the word "Guaranty" shall be deemed to include the S2G Guaranty.

Sincerely yours,

Zoo Entertainment, Inc.

By: [signature]

David Fremed, CFO

Accepted and Agreed:

____

David Rosenbaum